EXECUTION VERSION - Exhibit 10.4

SECOND TIER SALE AND CONTRIBUTION AGREEMENT
Dated as of April 10, 2025

among
SCRIPPS SPV MIDCO, LLC,
as Seller,
THE E.W. SCRIPPS COMPANY
as Servicer,
and
SCRIPPS SPV, LLC
as Buyer

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

    -i-

    -ii-

SCHEDULES
Schedule I    List and Location of Seller
Schedule II    Location of Books and Records of Seller
Schedule III    Trade Names
Schedule IV    Notice Addresses
    -iii-

This SALE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 10, 2025 is entered into among SCRIPPS SPV MIDCO, LLC, a Delaware limited liability company (“Seller”), THE E.W. SCRIPPS COMPANY, an Ohio corporation, as Servicer (the “Servicer”), and SCRIPPS SPV, LLC, a Delaware limited liability company (the “Buyer”).
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among Buyer, as borrower, the Servicer, the Persons from time to time party thereto as Lenders and Lender Representatives, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, LLC, as Structuring Agent, Joint Lead Arranger and Bookrunner and KKR Capital Markets LLC, as Joint Lead Arranger and Bookrunner. The rules of construction set forth in Section 1.02 of the Receivables Financing Agreement are hereby incorporated in this agreement by reference as if such rules of construction were set forth herein in their entirety.
BACKGROUND
1.The Buyer is a special purpose limited liability company, all of the issued and outstanding Equity Interests of which are owned by the Seller.
2.Seller has acquired on the date hereof and hereafter continues to acquire Receivables and Related Rights from the Originators pursuant to the First Tier Transfer Agreement. Seller wishes to sell and contribute such Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and accept such Receivables and Related Rights from Seller, on the terms and subject to the conditions set forth herein.
3.Seller and the Buyer intend each such sale and contribution made hereunder to be a true sale and/or an absolute contribution and conveyance of Receivables and the Related Rights by Seller to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and Seller and the Buyer do not intend the transactions hereunder to be characterized as a loan, extension of credit, or other financing from the Buyer to the Seller.
4.The Buyer intends to pledge the Receivables and the Related Rights to the Administrative Agent (for the benefit of the Lenders) pursuant to the Receivables Financing Agreement.
5.This Agreement is the “Second Tier Transfer Agreement” as such term is defined in the Receivables Financing Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
SALES AND CONTRIBUTIONS
SECTION 1.1 Agreement to Sell and Contribute. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to and to contribute to the capital of, the Buyer, and the Buyer agrees to purchase and accept from Seller, from time to time on or after the Closing Date but before the Sale and Contribution Termination Date (as defined in Section 1.4), all of Seller’s right, title and interest in and to:
(a)each Receivable of Seller that existed and was owing to Seller pursuant to the First Tier Transfer Agreement at the closing of Seller’s business on the Cut-Off Date (as defined below);
(b)each Receivable obtained by Seller pursuant to the First Tier Transfer Agreement from and including the Cut-Off Date to but excluding the Sale and Contribution Termination Date; and
(c)all Related Rights.

All sales and contributions of Receivables and Related Rights hereunder shall be made without recourse except as expressly set forth herein, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of Seller set forth in this Agreement. No obligation or liability to any Obligor on any Receivable or any related Contract is intended to be assumed by the Buyer (or its assignees) hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing commitment to purchase and accept Receivables and Related Rights is herein called the “Purchase Facility.”
As used herein:
“Cut-Off Date” means with respect to Seller on the Closing Date, April 4, 2025.
“Related Rights” means, with respect to any Receivable:
(a)all instruments and chattel paper that evidence such Receivable;
(b)all letter of credit rights and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(c)all rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, in each case, supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(d)all books and records to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);
(e)all of the Seller’s rights, interests and claims under the First Tier Transfer Agreement; and
(f)all Collections and other proceeds (as defined in the UCC) of such Receivable and any of the foregoing.
SECTION 1.2 Timing of Sales and Contributions.
(a)Closing Date Sales and Contributions. Effective on the Closing Date, Seller hereby sells to, and hereby contributes to the capital of, the Buyer, and the Buyer hereby purchases and accepts, Seller’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to Seller at the Cut-Off Date, (ii) each Receivable obtained by Seller from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.
(b)Subsequent Sales and Contributions. After the Closing Date, until the Sale and Contribution Termination Date, each Receivable and the Related Rights obtained by Seller shall be, and shall be deemed to have been, sold or contributed by Seller to the Buyer immediately (and without further action) upon the creation of such Receivable.
SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to Seller and to accept capital contributions pursuant to Article III.
SECTION 1.4 Sale and Contribution Termination Date. The “Sale and Contribution Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated by Buyer (with the prior written consent of the Administrative Agent) pursuant to Section 8.2(a) and (b) the Final Payout Date.

SECTION 1.5 Intention of the Parties. It is the express intent of Seller and the Buyer that each conveyance by Seller to the Buyer of Receivables and Related Rights pursuant to this Agreement be a true sale and/or contribution and be construed as a valid and perfected sale or contribution and an absolute and irrevocable assignment (without recourse except as provided herein) of such Receivables and Related Rights by Seller to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of Seller), providing the Buyer with the full risk and benefit of ownership of the Receivables and Related Rights, and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including lien creditors, secured lenders, purchasers and any Person claiming through Seller. Notwithstanding the foregoing, to protect the rights of the Buyer (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) Seller grants to the Buyer a security interest in, to and under all of Seller’s right, title and interest in and to the Receivables and the Related Rights now existing and hereafter arising or created by Seller transferred or purported to be transferred hereunder (which constitute all of Seller’s assets), to secure Seller’s obligations under the Transaction Documents, including its obligation to turn over to the Buyer all Collections and other proceeds with respect to such Receivables and Related Rights. Seller hereby authorizes the Buyer to file, or to cause the Administrative Agent to file, financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
ARTICLE II
PURCHASE RECORDS; PURCHASE PRICE CALCULATION
SECTION 2.1 Purchase Records. On the Closing Date and on or prior to each date when a Monthly Report is due to be delivered under the Receivables Financing Agreement (each such date, a “Monthly Purchase Record Date”), the Servicer shall record in its books and records, which it shall maintain and make available to the Buyer and Seller upon request, the following information (the “Purchase Records”):
(a)Receivables purchased by, and contributed to the capital of, the Buyer from Seller on the Closing Date (in the case of the Purchase Records to be recorded on the Closing Date);
(b)Receivables purchased by, and contributed to the capital of, the Buyer from Seller during the calendar month immediately preceding such Monthly Purchase Record Date (in the case of each Monthly Purchase Record Date after the Closing Date); and
(c)the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.2(a) and (b).
Without limiting the foregoing, Seller shall at all times maintain proper records of (x) capital contributions made to the Buyer hereunder and (y) Seller’s capital account with respect to its membership interests in the Buyer, in each case, in accordance with the Buyer’s limited liability company agreement.
For the avoidance of doubt, no failure by the Servicer to maintain any Purchase Records, or the existence of any error therein, shall derogate from the Buyer’s and its assigns’, right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed, whether by purchase or contribution, to Buyer hereunder.
SECTION 2.2 Purchase Price Calculation. The “Purchase Price” to be paid to Seller on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from Seller shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to the sum of (x) the discount rate to be determined by the Buyer and Seller from time to time to account for credit risk and profit margin and (y) the quotient (expressed as a percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last day of the calendar month immediately preceding such Payment Date) and the denominator of which is 365 or 366, as applicable.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Seller is open for business. Notwithstanding anything to the contrary, sale and/or contribution of Receivables and the application of proceeds with respect thereto shall occur daily; provided that settlement as to the reporting or presentation of such transactions shall occur on the Monthly Purchase Record Date.
The increase in Seller’s capital account on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights, if any, that are contributed by Seller shall be an amount equal to the Purchase Price for such Receivable.
ARTICLE III
PURCHASE PRICE PAYMENTS AND CAPITAL CONTRIBUTIONS
SECTION 3.1 Purchase Price Payments and Capital Contributions. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to Seller the Purchase Price for the Receivables sold and contributed to the Buyer by Seller on each Payment Date as follows (and in the following order of priority):
(a)first, the Buyer shall pay such Purchase Price to Seller in cash to the extent the Buyer has cash available therefor (including after giving effect to any Loans made to Buyer under the Receivables Financing Agreement and the receipt of Collections available for such purpose in accordance with the Receivables Financing Agreement, including pursuant to a Release);
(b)second, to the extent any portion of any Purchase Price then due to Seller has not been paid in cash pursuant to clause (a) above, Seller shall (and hereby irrevocably does without further action) contribute to the capital of the Buyer all Receivables (together with their Related Rights) attributable to such unpaid portion of the Purchase Price, and the value of Seller’s membership interests in the Buyer shall increase accordingly.
For the avoidance of doubt and notwithstanding the foregoing, (i) Seller may, from time to time in its sole discretion, elect to (x) contribute Receivables and Related Rights to the capital of the Buyer from time to time in lieu of receiving Purchase Price payments in cash, and/or (y) contribute cash to the capital of the Buyer, and (ii) no Collections or other cash shall be deemed available to the Buyer to make any payment contemplated by this Section unless such Collections or other cash are available to the Buyer for such purpose pursuant to the terms of the Receivables Financing Agreement.
Seller, as the owner of all Equity Interests in the Buyer, shall cause any Collections that are Released to Buyer from time to time pursuant to the Receivables Financing Agreement to be applied by or on behalf of Buyer in accordance with this Section 3.1.
SECTION 3.2 Settlement as to Specific Receivables and Dilution.
If on any day:
(i)any of the representations or warranties of Seller set forth in Sections 5.8, 5.13, 5.21, 5.22, 5.23, 5.26 or 5.27 are not true with respect to any Receivable conveyed to the Buyer hereunder; or

(ii)the Outstanding Balance of any Receivable conveyed to the Buyer hereunder is reduced or is cancelled as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by Seller, any other Borrower-Related Party or any Affiliate thereof, or (C) any setoff, counterclaim or dispute between any Borrower-Related Party or any Affiliate thereof and an Obligor;
then, in either case, Seller shall be deemed to have received a Collection on such Receivable on such day in an amount equal to (x) in the case of clause (i) above, the affected Receivable’s Outstanding Balance in full, and (y) in the case of clause (ii) above, amount equal to the positive difference between (A) such Receivable’s Outstanding Balance prior to such reduction or cancelation and (B) such Receivable’s Outstanding Balance after such reduction or cancelation. Collections deemed to have been received by Seller pursuant to this Section 3.2(a) are referred herein to as “Deemed Collections.” Notwithstanding the foregoing, if the Outstanding Balance of any Receivable conveyed to the Buyer hereunder is reduced, cancelled, or otherwise uncollectable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability to pay of the related Obligor, then no such Deemed Collections shall arise in respect of such Receivable.
(b)If Seller is deemed to receive any Deemed Collections pursuant to Section 3.2(a), then Seller shall within two (2) Business Days thereof pay in cash to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Buyer and the Credit Parties (as Buyer’s assignees) an amount equal to:
(i)if the Termination Date has not occurred and no Event of Default or Potential Default has occurred and is continuing, the lesser of (x) the full amount of such Deemed Collections and (y) the amount necessary (by applying such amount as a Collection pursuant to Section 3.01(a) of the Receivables Financing Agreement) to eliminate any Class A Borrowing Base Deficit or Class B Borrowing Base Deficit that exists at such time; or
(ii)if the Termination Date has occurred or an Event of Default or Potential Default has occurred and is continuing, the full amount of such Deemed Collection.
(c)If any Deemed Collection (or portion thereof) is not paid in cash to a Collection Account (or as otherwise directed by the Administrative Agent) due to the operation of clause (b)(i) above, the amount of such Deemed Collection or portion thereof (as the case may be) shall be applied as a credit against future Purchase Price payments otherwise due (or to become due) to Seller hereunder.
ARTICLE IV
EFFECTIVENESS
SECTION 4.1 Effectiveness. This Agreement shall become effective as of the Closing Date upon effectiveness of the Receivables Financing Agreement pursuant to the terms thereof.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Seller (and solely with respect to Section 5.23, the Buyer) hereby makes the representations and warranties set forth in this Article V as of the Closing Date and each day on which any Receivable is sold or contributed to the Buyer hereunder:
SECTION 5.1 Existence and Power. Seller (i) is duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals.

SECTION 5.2 Power and Authority; Due Authorization. Seller (i) has all necessary organizational power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) sell, contribute and grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary organizational action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by Seller by all necessary action.
SECTION 5.3 Binding Obligations. This Agreement and each of the other Transaction Documents to which Seller is a party, when executed and delivered by each other party thereto, constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
SECTION 5.4 No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which Seller is a party, and the performance of the transactions contemplated by this Agreement and such other Transaction Documents and the fulfillment of the terms of this Agreement and such other Transaction Documents by Seller, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which Seller is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.5 Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to Seller’s knowledge threatened, against Seller before any Official Body: (A) asserting the invalidity of this Agreement or any of the other Transaction Document, (B) seeking to prevent the grant of a security interest in any Receivable or Related Right by Seller to the Buyer, the ownership or acquisition by the Buyer of any Receivable or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party, (C) seeking any determination or ruling that would materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations that would reasonably be expected to have a Material Adverse Effect.
SECTION 5.6 No Consents. Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Official Body in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.7 Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by Seller in connection with the grant of a security interest in the Receivables and the Related Rights to the Buyer hereunder or the due execution, delivery and performance by Seller of this Agreement or any other Transaction Document to which it is a party and the consummation by Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
SECTION 5.8 Valid Sale. Each sale and contribution of Receivables and the Related Rights made by Seller pursuant to this Agreement shall constitute a valid sale (or contribution), transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, Seller, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
SECTION 5.9 Accuracy of Information. All certificates, reports, statements, documents and other information (other than forward-looking information and information of a general economic nature or general industry nature) furnished to the Buyer, the Administrative Agent or any other Credit Party by or on behalf of Seller pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, the Administrative Agent or such other Credit Party, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, with respect to projected financial information, if any, such representation is made only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 5.10 No Material Adverse Effect. Since December 31, 2024, there has been no Material Adverse Effect with respect to Seller.
SECTION 5.11 Names and Location. Except as described in Schedule III, Seller has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Seller is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) (except as specified in Schedule I) in any other jurisdiction. The office(s) where Seller keeps its records concerning the Receivables is at the address(es) set forth on Schedule I.
SECTION 5.12 Margin Regulations. Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
SECTION 5.13 Eligible Receivables. Each Receivable sold, transferred, contributed or assigned hereunder is an Eligible Receivable on the date of sale, transfer, contribution or assignment, unless otherwise specified in the first Pool Report that includes such Receivable.
SECTION 5.14 Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold or contributed by it hereunder and the related Contracts.
SECTION 5.15 Investment Company Act. Seller is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.
SECTION 5.16 Financial Condition.
(a)The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.
(b)On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), Seller is, and will be on such date, Solvent and no Relief Proceeding with respect to Seller is, or will be on such date, pending or threatened.

SECTION 5.17 Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
SECTION 5.18 Taxes. Seller has (i) timely filed or caused to be filed all tax returns (federal, state, foreign and local) required to be filed by it and (ii) paid, or caused to be paid, all Taxes, assessments and other governmental charges required to be paid by it, if any, other than (A) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP or (B) to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. Seller (A) is (a) a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person, or (b) a partnership for U.S. federal income tax purposes all of the beneficial owners of which are U.S. Persons, in each case, as determined for U.S. federal income tax purposes and (B) is not an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  If Seller is classified as a partnership for U.S. federal income tax purposes, then it will, to the extent eligible, make an election under Section 6221(b) or Section 6226(a) of the Code (or any similar election available pursuant to the U.S. Treasury Regulations under Sections 6221 through 6241 of the Code at such time) for the applicable taxable year or with respect to an applicable determination of partnership adjustment.
SECTION 5.19 ERISA.
(a)Except as would not reasonably be expected to have a Material Adverse Effect, (A) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (B) each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the knowledge of the Seller, nothing has occurred which would prevent, or cause the loss of, such qualification, and (C) the Seller and each member of the ERISA Group have made all required contributions to each Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Plan.
(b)Except as would not reasonably be expected to have a Material Adverse Effect, (A) no ERISA Event has occurred or is reasonably expected to occur, (B) no Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Plan’s assets, determined pursuant to the assumptions used for funding the Plan for the applicable plan year in accordance with Section 430 of the Code), (C) neither the Seller nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than contributions in the ordinary course and premiums due and not delinquent under Section 4007 of ERISA), and (D) neither the Seller nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
SECTION 5.20 No Fraudulent Conveyance. No sale or contribution hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
SECTION 5.21 Ordinary Course of Business. Each of Seller and the Buyer represents and warrants as to itself that each remittance of Collections by or on behalf of Seller to the Buyer under this Agreement will have been (i) in payment of a debt incurred by Seller in the ordinary course of business or financial affairs of Seller and the Buyer and (ii) made in the ordinary course of business or financial affairs of Seller and the Buyer.
SECTION 5.22 Good Title; Perfection.
(a)Immediately preceding its sale or contribution of each Receivable hereunder, Seller was the owner of such Receivable and Related Rights sold or contributed or purported to be sold or contributed, as the case may be, free and clear of any Adverse Claims, and each such sale or contribution hereunder constitutes a valid sale or contribution, transfer and assignment of all of Seller’s right, title and interest in, to and under the Receivables and Related Rights sold or contributed by it, free and clear of any Adverse Claims.
(b)On or before the date hereof and before the sale, contribution or other conveyance of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership or security interest in Receivables and Related Rights to be sold or otherwise conveyed hereunder against all creditors of and purchasers from Seller have been duly filed in each filing office necessary for such purpose, and all filing fees and transfer and other similar taxes, if any, payable in connection with such filings shall have been paid in full.
(c)Upon the sale, contribution or other conveyance of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim.
SECTION 5.23 Perfection Representations. This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in Seller’s right, title and interest in, to and under the Receivables and Related Rights which (A) security interest (to the extent it can be perfected by filing a UCC financing statement or the execution of an account control agreement) has been or will be on the date hereof perfected and is enforceable against creditors of and purchasers from Seller and (B) is free of all Adverse Claims.
(b)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(c)Prior to their sale or contribution to Buyer pursuant to this Agreement, Seller owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person.
(d)All appropriate financing statements, financing statement amendments and continuation statements have been filed (or will be filed on the Closing Date) in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Rights from Seller to the Buyer pursuant to this Agreement.
(e)Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Seller has not authorized the filing of and is not aware of any financing statements filed against Seller that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. Seller is not aware of any judgment lien, ERISA lien or tax lien filings against Seller.
SECTION 5.24 Reliance on Separate Legal Identity. Seller acknowledges that each of the Lenders and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from Seller.
SECTION 5.25 Opinions. The facts regarding Seller, the Receivables sold or contributed by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
SECTION 5.26 Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by Seller hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and Seller has fully performed its obligations under such Contract except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.
SECTION 5.27 Nature of Pool Receivables. All Pool Receivables: (i) were acquired by Seller in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act. The purchase of Pool Receivables with the proceeds of Loans made under the Receivables Financing Agreement would constitute a “current transaction” for purposes of Section 3(a)(3) of the Securities Act.
SECTION 5.28 Compliance with Law. Seller is in compliance with the requirements of all laws, rules and regulations applicable to its property or business operations, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.29 Servicing Programs. No license or approval is required for Servicer’s or Buyer’s use of any software or other computer program used by Seller in the servicing of the Receivables, other than those that have been obtained and are in full force and effect or where the failure to obtain such license or approval would not be reasonably likely to have a Material Adverse Effect.
SECTION 5.30 Compliance with Transaction Documents. Seller has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.
ARTICLE VI
COVENANTS OF SELLER
SECTION 6.1 Covenants. At all times from the Closing Date until the Final Payout Date, Seller shall perform the following covenants:
(a)Existence. Seller shall keep in full force and effect its existence and rights as a limited liability company under the laws of the state of Delaware. Seller shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Financial Reporting. Seller will maintain a system of accounting established and administered in accordance with GAAP, and Seller shall furnish to the Buyer, the Administrative Agent and each Lender such information (including non-financial information) as the Buyer, the Administrative Agent or any Lender may from time to time reasonably request.
(c)Notices. Seller will notify the Buyer, the Administrative Agent and each Lender Representative in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after (other than as provided in clause (E) below)) a Responsible Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto:
(A)Notice of Sale and Contribution Termination Event, Event of Default or Potential Default. A statement of a Responsible Officer of Seller setting forth details of any Sale and Contribution Termination Event (as defined in Section 8.1), Event of Default or Potential Default that has occurred and is continuing and the action that Seller has taken or proposes to take with respect thereto.
(B)Representations and Warranties. The failure of any representation or warranty made or deemed made by Seller under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(C)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

(D)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Rights or any portion thereof, (B) any Person other than the Buyer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(E)Name Changes. At least thirty (30) days before any change in Seller’s or the Buyer’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(F)Change in Accountants or Accounting Policy. Any change in (A) the external accountants of Seller, or (B) any material accounting policy of Seller that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which Seller accounts for the Pool Receivables shall be deemed “material” for such purpose).
(G)Material Adverse Effect. Promptly after the occurrence thereof, notice of any Material Adverse Effect with respect to Seller.
(d)Conduct of Business; Preservation of Existence. Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business in each jurisdiction in which its business is conducted, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this clause shall prevent any transaction permitted by clause (o) below or not otherwise prohibited by this Agreement or any other Transaction Document.
(e)Compliance with Laws. Seller will comply with all Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(f)Furnishing of Information and Inspection of Receivables. Seller will furnish or cause to be furnished to the Administrative Agent and each Lender Representatives from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Lender may reasonably request. Seller will, at Seller’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of Seller for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of Seller (provided that representatives of Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at Seller’s expense, upon, so long as no Event of Default has occurred and is continuing, three (3) Business Days’ prior written notice from the Administrative Agent, permit certified public accountants or other auditors reasonably acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that Seller shall be required to reimburse the Administrative Agent (or the applicable Lenders) for only two (2) such reviews pursuant to clause (ii) above in any twelve-month period unless an Event of Default has occurred and is continuing. At any time prior to an Event of Default, each of the Class A Lender Representative and the Class B Lender Representative shall each be entitled to direct the Administrative Agent to conduct one review in any twelve-month period permitted hereunder and each of the Administrative Agent, Class A Lender Representative and Class B Lender Representative shall be entitled to attend each review conducted hereunder whether or not requested by such Class A Lender Representative or Class B Lender Representative and, at any time after an Event of Default, the Class A Lender Representative and the Class B Lender Representative shall each be entitled to direct the Administrative Agent to conduct additional reviews. Each of the Class A Lender Representative and the Class B Lender Representative agree to consult with one another prior to directing such review to coordinate such review to facilitate attendance by the other Lender Representative and coordination of audit activities.
(g)Payments on Receivables; Collection Accounts. Seller will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. Seller will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of Seller. If any payments on the Pool Receivables or other Collections are received by Seller, it shall hold such payments in trust for the benefit of the Buyer, the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Seller shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. Seller will not, and will not permit any other Person to commingle Collections or other funds to which the Buyer, the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds.
(h)Sales, Liens, etc. Except as otherwise provided herein, Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.
(i)Extension or Amendment of Pool Receivables; Performance of Contracts. Except as otherwise permitted by the Receivables Financing Agreement, Seller will not, or will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Seller shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(j)Fundamental Changes. Seller shall not make any change in Seller’s name, location or make any other change in Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Financing Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer, the Administrative Agent and each Lender have each (A) received five (5) days’ prior written notice thereof, (B) received executed copies of all documents, certificates and opinions (including, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold or contributed by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, Seller (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).
(k)Change in Credit and Collection Policy. Seller will not make, or direct the Servicer to amend the Credit and Collection Policy in a manner that is adverse in any material respect to the collectability of the Pool Receivables, changes in any material respect the assessment of the credit worthiness of any existing Obligor or new Obligor or decreases in any material respect the credit quality of any newly created Receivables without the prior written consent of the Administrative Agent, the Class A Lender Representative and the Class B Lender Representative.
(l)Books and Records. Seller will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(m)Ownership Interest, Etc. Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and the Administrative Agent (on behalf of the Secured Parties), as the Buyer’s assignee) as the Buyer, the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, Seller shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Seller shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments or continuations, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize Seller to file such financing statements under the UCC without the signature of Seller, the Buyer or the Administrative Agent where allowed by Law. Notwithstanding anything else in the Transaction Documents to the contrary, Seller shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent, Class A Lender Representative and the Class B Lender Representative.
(n)Further Assurances. Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, the Servicer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases and contributions made hereunder or under the Receivables Financing Agreement and/or security interest granted pursuant to the Receivables Financing Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies hereunder, under the Receivables Financing Agreement or under any other Transaction Document. Without limiting the foregoing, Seller hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at Seller’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(o)Mergers, Acquisitions, Sales, etc. Seller shall not, without the prior written consent of the Administrative Agent, the Required Class A Lenders and the Required Class B Lenders, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (ii) undertake any LLC Division or any other division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Law or (iii) to be directly owned by any Person other than an Originator.
(p)Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies in all material respects, but in any event no less frequently than as required under the Contract related to such Receivable.
(q)Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. Seller shall not take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent.
(r)Identifying of Records. Seller shall cause its master data processing records relating to Pool Receivables and related Contracts to clearly and unambiguously indicate that the Pool Receivables have been sold or contributed by Seller to the Buyer hereunder and sold or pledged by the Buyer pursuant the Receivables Financing Agreement.
(s)Buyer’s Tax Status. Seller shall not take or cause any action to be taken that could reasonably be expected to result in the Buyer (i) being treated for U.S. federal income tax purposes other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3, (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (iii) becoming subject to any Tax on a net income basis in any jurisdiction outside the United States.
(t)Insurance. Seller will maintain in effect, at Seller’s expense, such insurance as Seller deems appropriate in its good faith business judgment.
(u)Other Additional Information. Seller will provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.
(v)Change in Payment Instructions to Obligors. Seller shall not (and shall not permit the Servicer to) add, replace or terminate any Collection Account (or a related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Account (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and, solely with respect to the replacement or termination of a Collection Account, the Administrative Agent, Class A Lender Representative and the Class B Lender Representative shall have consented to such change in writing.
(w)Ownership of Buyer. Seller shall at all times own 100% of the Equity Interests of the Buyer free and clear of all Adverse Claims. Seller shall at all times be the sole member of the Buyer in accordance with the Buyer’s limited liability company agreement and shall own Equity Interests in the Buyer, which Equity Interests shall be free and clear of all Adverse Claims.
SECTION 6.2 Separateness Covenants. Seller hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from Seller and its Affiliates. Therefore, from and after the date hereof, Seller shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of Seller and any other Persons, and is not a division of Seller, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, Seller shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 7.03 of the Receivables Financing Agreement.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
SECTION 7.1 Rights of the Buyer. Seller hereby authorizes the Buyer, the Servicer or their respective designees or assignees under this Agreement or the Receivables Financing Agreement (including the Administrative Agent) to take any and all steps in Seller’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including endorsing the name of Seller on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, that the Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing.
SECTION 7.2 Responsibilities of Seller. Notwithstanding anything herein to the contrary:

(a)Seller shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve Seller from such obligations.
(b)None of the Buyer, the Lenders or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of Seller thereunder.
(c)Seller hereby grants to the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by the Buyer (whether or not from Seller) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.
SECTION 7.3 Further Action Evidencing Purchases. On or prior to the Closing Date, Seller shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend, acceptable to the Buyer and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of Seller shall (or shall permit the Servicer to) change or remove such notation without the prior written consent of the Buyer and the Administrative Agent. Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, the Administrative Agent or any Lender may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent or any Lender, Seller will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be reasonably necessary or appropriate.
Seller hereby authorizes the Buyer or its designee or assignee (including the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder and now existing or hereafter generated or acquired by Seller. If Seller fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including the Administrative Agent) incurred in connection therewith shall be payable by Seller.
SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed in connection with any Receivables by it to Seller shall, except as otherwise specified by such Obligor, required by Law and unless otherwise instructed by a Servicer (with the prior written consent of the Administrative Agent) or, following the occurrence and continuation of an Event of Default, the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.
SECTION 7.5 Performance of Obligations. Seller shall (i) perform all of its obligations under the Contracts related to the Receivables generated or acquired by Seller to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve Seller from any such obligations and (ii) pay (or cause to be paid) when due any Taxes (including any sale Taxes) that are required to be paid by it in connection with the Receivables generated or acquired by Seller and their creation and satisfaction.
ARTICLE VIII
SALE AND CONTRIBUTION TERMINATION EVENTS
SECTION 8.1 Sale and Contribution Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Sale and Contribution Termination Event”:

(a)Seller shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days;
(b)any representation or warranty made or deemed made by Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party or any information or report delivered by Seller pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, solely to the extent capable of cure, remains unremedied for ten (10) days; provided, that no breach of a representation or warranty set forth in Sections 5.8, 5.13, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26, 5.27, 5.28 or 5.29 shall constitute a Sale and Contribution Termination Event pursuant to this clause (b) if Seller has complied with its related obligations under Section 3.2 with respect to such breach;
(c)Seller shall fail to perform or observe any other term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party to be performed or observed by Seller, and such failure, solely to the extent capable of cure, shall continue for fifteen (15) Business Days; or
(d)any of (i) a Relief Proceeding shall have been instituted against Seller or any Subsidiary of Seller or a substantial part of the assets of Seller or such a Subsidiary and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) Seller or any Subsidiary of Seller institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) Seller or Subsidiary of Seller ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Seller or any Subsidiary of Seller and is not released, vacated or fully bonded within sixty (60) days after its issue or levy.
SECTION 8.2 Remedies.
(a)Optional Termination with Consent. Upon the occurrence and during the continuation of a Sale and Contribution Termination Event, the Buyer (but not the Servicer or Seller), with the prior written consent of the Administrative Agent (which may grant or deny such consent in its sole discretion), shall have the option, by notice to Seller (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated.
(b)Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to clause (a) above, the Buyer (and the Administrative Agent as Buyer’s collateral assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Laws, which rights shall be cumulative.
ARTICLE IX
INDEMNIFICATION
SECTION 9.1 Indemnities by Seller. Without limiting any other rights that the Buyer may have hereunder or under Law, Seller hereby agrees to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Lender (each of the foregoing Persons being individually called a “Sale and Contribution Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including Attorney Costs) (all of the foregoing being collectively called “Sale and Contribution Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:
(a)the breach of any representation or warranty made or deemed made by Seller (or any employee, officer or agent thereof) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of Seller pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b)the failure by Seller to transfer good and marketable title in and to any Pool Receivable or Related Right to the Buyer, free and clear of any Adverse Claims, and that is freely assignable, pursuant to this Agreement;
(c)the failure by Seller to comply with the terms of any Transaction Document or with any Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Law;
(d)the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(e)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Laws with respect to any Pool Receivable or the Related Rights;
(f)any suit or claim related to the Pool Receivables (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable);
(g)any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in the Receivables Pool (including, without limitation, (x) a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or (y) any dispute between an Advertiser Obligor and the related Agency Obligor as to which such Person or Persons are obligated to make payment on a Receivable (whether before or after an Advertiser Obligor remits payments to an Agency Obligor)) or any other claim resulting from the sale of the property, products or services giving rise to such Receivable or the furnishing or failure to furnish such property, products or services;
(h)any failure of Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(i)any products liability, environmental or other claim arising out of or in connection with any Receivable or other merchandise, goods or services which are the subject of or related to any Receivable;
(j)the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(k)the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(l)any funds that are remitted by or on behalf of any Advertiser Obligor to an Agency Obligor with respect to any Sequential Receivable that are not subsequently remitted by or on behalf of such Agency Obligor to any Originator, Seller, the Buyer, the Servicer or any other Person on their behalf within one hundred twenty (120) days of such receipt;
(m)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;
(n)any claim brought by any Person other than a Sale and Contribution Indemnified Party arising from any activity by Seller or any Affiliate thereof in servicing, administering or collecting any Pool Receivable;
(o)the failure by Seller to pay when due any Taxes, including sales, excise or personal property Taxes with respect to any Pool Receivable generated or acquired by Seller;

(p)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(q)any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable;
(r)any Tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables or any Related Rights;
(s)any liability under Section 4.03 of the Receivables Financing Agreement; or
(t)the failure of any Receivable sold, transferred, contributed or assigned hereunder as an Eligible Receivable to actually constitute an Eligible Receivable on the date of sale, transfer, contribution or assignment.
provided that such indemnity shall not be available to any Sale and Contribution Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of a Sale and Contribution Indemnified Party or (y) to the extent the same includes losses in respect of Receivables that are uncollectable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability to pay, of the related Obligor.
Notwithstanding anything to the contrary in this Agreement, solely for purposes of Seller’s indemnification obligations in this Article IX, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.
If for any reason the foregoing indemnification is unavailable to any Sale and Contribution Indemnified Party or insufficient to hold it harmless, then Seller shall contribute to the amount paid or payable by such Sale and Contribution Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of Seller and its Affiliates, on the one hand, and such Sale and Contribution Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of Seller and its Affiliates and such Sale and Contribution Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of Seller under this Section 9.1 shall be in addition to any liability which Seller may otherwise have, shall extend upon the same terms and conditions to the Sale and Contribution Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Seller and the Sale and Contribution Indemnified Parties. Any indemnification or contribution under this Section 9.1 shall survive the termination of this Agreement.
ARTICLE X
MISCELLANEOUS
SECTION 10.1 Amendments, etc.
(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Servicer and Seller, with the prior written consent of the Administrative Agent and the Required Lenders.
(b)No failure or delay on the part of the Buyer, the Servicer, Seller, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower-Related Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 10.2 Notices, etc.. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule IV hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the Receivables Financing Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.
SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Seller hereby authorizes the Buyer, the Administrative Agent and each Lender (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of Seller to such Set-off Party arising in connection with the Transaction Documents (including amounts payable by Seller pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of Seller.
SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Seller nor the Servicer may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Lender, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.5 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)Governing Law. This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
Seller, the Buyer and the Servicer irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Agreement or in any other Transaction Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against Seller, the Buyer and the Servicer or its properties in the courts of any jurisdiction.
(b)Waiver of Venue. Seller, the Buyer and the Servicer irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(d)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of Seller under Article IX, Seller agrees to pay on demand:
(a)to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including (i) the reasonable and documented Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable and documented accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;
(b)to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and
(c)all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agree to indemnify each Sale and Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Other Taxes.
SECTION 10.7 Captions and Cross References; Incorporation by Reference. The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 10.8 Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. This Agreement shall become effective when it shall have been executed by the parties hereto and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.9 Acknowledgment and Agreement. By execution below, Seller expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be collaterally assigned by means of the Buyer granting a security interest to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Financing Agreement, and Seller consents to such collateral assignment. Each of the parties hereto acknowledges and agrees that the Lenders and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which Seller is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.
SECTION 10.10 No Proceeding. Seller hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Relief Proceeding for at least one year and one day following the Final Payout Date. In addition, all amounts payable by Buyer to Seller pursuant to this Agreement shall be payable solely from funds available for that purpose.
SECTION 10.11 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 10.12 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.13 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE E.W. SCRIPPS COMPANY, as the Servicer

By: /s/ Jason Combs
Name: Jason Combs
Title: Chief Financial Officer

SCRIPPS SPV MIDCO, LLC as Seller

By: /s/ Jason Combs
Name: Jason Combs
Title: President

SCRIPPS SPV, LLC, as Buyer

By: /s/ Jason Combs
Name: Jason Combs
Title: President

S-1        Sale and Contribution Agreement
        (PNC-Scripps)